Exhibit 99.1

FOR IMMEDIATE RELEASE:

JONES SODA CO. ANNOUNCES DEPARTURE OF JOE CULP

Ronald Dissinger Appointed as Interim Chief Financial Officer

Board Search for a Permanent Chief Financial Officer is Underway

SEATTLE, Washington, November 6, 2024 – Jones Soda Co. (“Jones Soda” or the “Company”) (CSE: JSDA, OTCQB: JSDA) announces that, effective November 4, 2024, Joe Culp, the Company’s Director of Finance and Interim Chief Financial Officer, has resigned from the Company to pursue other endeavors. Ronald Dissinger, a director on the Company’s Board of Directors (the “Board”), will serve as Interim Chief Financial Officer until a permanent Chief Financial Officer is identified. Mr. Dissinger has extensive financial leadership experience with the Kellogg Company, where he served as Senior Vice President and Chief Financial Officer from 2010 until his retirement in 2017.

“On behalf of the Board, I would like to thank Joe for all of his hard work and contributions to the Company over the past five years and we wish him all the best in his future endeavors,” said Paul Norman, Chairman of the Board and Interim Chief Executive Officer. “The Board is confident that Ron has the right balance of skills and expertise to guide the Company financially during this transaction period as we work to identify a permanent Chief Financial Officer.” continued Mr. Norman.

About Jones Soda

Jones Soda Co.® (CSE: JSDA, OTCQB: JSDA) is a leading developer of sodas and cannabis-infused beverages known for their premium taste, unique flavors and unconventional brand personality. Launched in 1996 as the original craft soda brand, the Company today markets a diverse portfolio of sodas, mixers and wellness beverages under the Jones® Soda brand as well as a line of award-winning cannabis beverages and edibles leveraging Jones’ trademark flavors under the Mary Jones brand. For more information, visit www.jonessoda.com, www.myjones.com, or https://gomaryjones.com.

Contacts

Paul Norman, Interim Chief Executive Officer

1-206-624-3357

Investor Relations

Cody Cree

Gateway Group, Inc.

1-949-574-3860

JSDA@gateway-grp.com

The CSE does not accept responsibility for the adequacy or accuracy of this release.

NEITHER THE CANADIAN SECURITIES EXCHANGE NOR ITS REGULATIONS SERVICES PROVIDER HAVE REVIEWED OR ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Cautionary Statements Regarding Forward‐Looking Information

This news release may contain forward‐looking information within the meaning of applicable securities legislation in both Canada and the United States, which reflect management's current expectations regarding future events. Such information includes, without limitation, information regarding identification of a permanent Chief Financial Officer. Although the Company believes that such information is reasonable, it can give no assurance that such expectations will prove to be correct.

Forward‐looking information is typically identified by words such as: "believe", "expect", "anticipate", "intend", "estimate", "postulate" and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward‐looking information provided by the Company is not a guarantee of future results or performance and that such forward‐looking information is based upon a number of estimates and assumptions of management in light of management's experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this news release including, without limitation, that general business and economic conditions will not change in a material adverse manner; and assumptions regarding political and regulatory stability and stability in financial and capital markets.

Forward‐looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward‐looking statements. Such risks and other factors include, among others: the ability to identify a permanent Chief Financial Officer and other risks and factors that the Company is unaware of at this time.

The forward‐looking statements contained in this news release are made as of the date of this news release. The Company disclaims any intention or obligation to update or revise any forward‐ looking statements, whether as a result of new information, future events or otherwise, except as required by law.